Exhibit 6(b)


                               CONSECO FUND GROUP
              AMENDED AND RESTATED PRINCIPAL UNDERWRITING AGREEMENT

                                   SCHEDULE A


                                     Series
                                     ------

                               Conseco Equity Fund
                              Conseco Balanced Fund
                            Conseco Fixed Income Fund
                                 Conseco 20 Fund
                             Conseco High Yield Fund
                           Conseco International Fund
                       Conseco Convertible Securities Fund